Exhibit 99.1

TransAtlantic Petroleum Announces Final Results of Voting at

2018 Annual Meeting of Shareholders

Hamilton, Bermuda (June 21, 2018) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced the final results of the voting at its 2018 Annual Meeting of Shareholders (“Annual Meeting”), which was held on June 19, 2018.

Annual Meeting Final Voting Results

The Company held its Annual Meeting on June 19, 2018 to (i) elect six directors to the board of directors, each for a one-year term (“Proposal 1”), and (ii) appoint PMB Helin Donovan, LLP (“PMB”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 2”). For more information about the foregoing proposals, see the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2018 (the “Proxy Statement”), and the Company’s definitive additional materials, filed with the SEC on June 13, 2018 (the “Additional Proxy Materials”).

The table below show the final results of the voting at the Annual Meeting:

	For	Against	Abstain	Broker Non-Votes
Proposal 1
N. Malone Mitchell 3rd	21,421,174	370,039	32,471	12,408,241
Bob G. Alexander	21,375,464	389,931	58,289	12,408,241
Brian E. Bailey	21,377,443	387,952	58,289	12,408,241
Charles J. Campise	21,376,188	387,942	59,554	12,408,241
Gregory K. Renwick	21,281,418	483,977	58,289	12,408,241
Mel G. Riggs	20,216,677	1,548,353	58,654	12,408,241

	For	Against	Abstain	Broker Non-Votes
Proposal 2	33,764,273	392,149	75,503	0

As described in the Additional Proxy Materials, on June 12, 2018, PMB notified the Company that, because of reasons unrelated to the Company, PMB decided that it will no longer provide audit services to public companies, including the Company, and will no longer seek re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2018. As a result of this notification, Proposal 2 became moot. The audit committee of the board of directors (the “Audit Committee”) is currently in the process of selecting a replacement independent registered accounting firm for the year ending December 31, 2018. The Audit Committee is working to appoint a new independent registered accounting firm as soon as possible.

Audio Recording of Annual Meeting

An audio recording of the Annual Meeting has been uploaded and is available on the Company’s website at www.transatlanticpetroleum.com. To access the audio recording, click on “Investors”, select “Events and Presentations”, and click on “Listen” under the event listing.

About TransAtlantic

The Company is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the appointment of a new independent registered accounting firm as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids, and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, or otherwise, unless so required by applicable securities laws.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com

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